UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   May 18, 2010
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 18, 2010, First Northern Community Bancorp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders acted upon the three proposals listed below.  The final results for the votes regarding each proposal are set forth below.

1.	To elect the following nine (9) persons to the Board of Directors to serve until the 2010 Annual Meeting of Shareholders or until their respective successors shall be elected and qualified:

Director	Votes For	Against or Authority Withheld	Broker Non-Votes
Lori J. Aldrete	5,478,950	126,629	3,461,388
Frank J. Andrews, Jr.	5,398,589	206,990	3,461,388
John M. Carbahal	5,478,389	127,190	3,461,388
Gregory DuPratt	5,479,193	126,386	3,461,388
John F. Hamel	5,306,232	299,347	3,461,388
Diane P. Hamlyn	5,417,780	187,799	3,461,388
Foy S. McNaughton	5,464,747	140,832	3,461,388
Owen J. Onsum	5,471,309	134,270	3,461,388
David W. Schulze	5,479,077	126,502	3,461,388

2.	To approve a non-binding advisory proposal on the compensation of the Company’s named Executive Officers:

For	Against	Abstain
6,073,736	372,233	444,479

3.	To ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

For	Against	Abstain
6,734,414	25,334	130,703

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2010	First Northern Community Bancorp (Registrant)

/s/ Louise A. Walker
By: Louise A. Walker
Senior Executive Vice President/
Chief Financial Officer